Exhibit 10.2

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Confidential Separation Agreement and General Release of All Claims, dated December 16, 2022 (the “Agreement”), is entered into by and between Douglas Ross (“Employee”) on the one hand, and Oncocyte Corporation (the “Company”), on the other. Collectively, Employee and the Company shall be referred to as the “Parties.” The Parties hereby agree as follows:

1. Employee was formerly employed by the Company. Employee’s employment with the Company ended effective December 16, 2022 (the “Termination Date”).

2. The purpose of this Agreement is to resolve any and all disputes or claims that Employee may have relating to Employee’s employment with the Company, and the termination thereof (the “Disputes”). The parties desire to resolve the above-referenced Disputes, and all issues raised by the Disputes, without the further expenditure of time or the expense of contested litigation. Additionally, the Parties desire to resolve any known or unknown claims that Employee may have as more fully set forth below. For these reasons, they have entered into this Agreement.

3. Employee acknowledges and agrees that Employee has received all wages due to Employee through the Termination Date, including but not limited to all accrued but unused vacation, bonuses, commissions, options, benefits, and monies owed by the Company to Employee. Employee further agrees and acknowledges that Employee has been fully paid and reimbursed for any and all business expenses which Employee incurred during his/her employment with the Company. For the avoidance of doubt, Employee is not entitled to any bonus with respect to 2022 or any other year.

4. The Company expressly denies any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law. The Company also expressly denies any liability to Employee. Nothing contained herein is to be construed as an admission of liability on the part of the Company hereby released, by whom liability is expressly denied. accordingly, while this Agreement resolves all issues referenced herein, it does not constitute an adjudication or finding on the merits of the allegations in the disputes and it is not, and shall not be construed as, an admission by the Company of any violation of federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability alleged in the disputes.

5. In consideration of and in return for the promises and covenants undertaken by the Company and Employee herein and the releases given by Employee herein, and in exchange for Employee timely executing (and not revoking) this Agreement:

a. In addition to any compensation otherwise due Employee for actual work performed up to and including the Termination Date, Employee shall receive the following benefits:

(i) A payment in the total amount of Two Hundred Eighty One Thousand Two Hundred and Fifty Dollars and Six Cents ($281,250.06) (minus applicable taxes, withholdings and deductions), payable in substantially equal installments over the nine (9) month period following the Termination Date in accordance with the Company’s regular payroll practices; provided, however, that the first payment shall be made on the first regularly scheduled payroll date on or following the thirtieth (30th) day following the Termination Date and shall include payments of any amounts that would otherwise be due prior thereto; and

1

(ii) A payment for nine (9) months of premium costs of group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act in the total amount of $20,799 (minus applicable taxes, withholdings and deductions), payable in substantially equal installments over the nine (9) month period following the Termination Date in accordance with the Company’s regular payroll practices; provided, however, that the first payment shall be made on the first regularly scheduled payroll date on or following the thirtieth (30th) day following the Termination Date and shall include payments of any amounts that would otherwise be due prior thereto.

As a condition to receiving and continuing to receive the payments and benefits under this Paragraph 5.a., Employee must (i) within but not later than twenty-one (21) days after the Termination Date, execute (and not revoke) and deliver to the Company this Agreement and (ii) remain in full compliance with this Agreement and the Surviving Provisions (as defined below). Employee shall not be entitled to accrue any additional leave or other benefits subsequent to the Termination Date.

b. Any tax liabilities resulting from or arising out of the benefits to Employee referred to above shall be the sole and exclusive responsibility of Employee. Employee agrees to indemnify and hold the Company and the others released herein harmless from and for any tax liability (including, but not limited to, assessments, interest, and penalties) imposed on the Company by any taxing authority on account of the Company failing to withhold for tax purposes any amount from the benefits made as consideration of this Agreement.

c. Employee acknowledges and agrees that (i) any equity granted pursuant to the Company’s Amended and Restate 2018 Equity Incentive Plan (the “Equity Plan”) that is unvested as of the Termination Date, shall automatically be forfeited as of the Termination Date for no consideration and (ii) any equity that is vested as of the Termination Date shall be subject to the terms and conditions of the Equity Plan and applicable award agreement(s).

6. Except for any rights created by this Agreement, in consideration of and in return for the promises and covenants undertaken herein by the Company, and for other good and valuable consideration, receipt of which is hereby acknowledged:

a. Employee does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge the Company, and each of its parents, subsidiaries, divisions, related companies and business concerns, past and present, as well as each of its partners, trustees, directors, members, officers, agents, attorneys, servants and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing claims, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, grievances, agreements, obligations and causes of action, known or unknown, suspected or unsuspected by Employee: (1) arising out of or in any way connected with the Disputes; or (2) arising out of Employee’s employment (or termination thereof) with the Company (including, but not limited to, under Employee’s Employment Agreement with the Company, dated as of March 23, 2020, as amended May 7, 2020 (the “Employment Agreement”) and that certain Change in Control and Severance Agreement between the Employee and the Company effective March 1, 2020 (the “Severance Agreement”)); or (3) arising out of or in any way connected with any claim, loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted on or before the Effective Date hereof. Additionally, Employee in any future claims may not use against Releasees as evidence any acts or omissions by or on the part of the Releasees, or any of them, committed or omitted on or before the Effective Date hereof, and no such future claims may be based on any such acts or omissions. Also without limiting the generality of the foregoing, Employee specifically releases the Releasees from any claim for attorneys’ fees. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY BASED ON LOCAL, STATE OR FEDERAL EMPLOYMENT LAWS OR REGULATIONS, OR ANY LOCAL, STATE, OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT AND RETRAINING ACT, THE FAIR LABOR STANDARDS ACT, AND ANY OTHER SECTION OF THE CALIFORNIA LABOR OR GOVERNMENT CODE, THE INDUSTRIAL WELFARE COMMISSION WAGE ORDERS, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR BY A GOVERNMENTAL AGENCY. This release does not release claims that cannot be released as a matter of law. Employee is not (i) waiving Employee’s right to file a charge, testify, assist, or cooperate with the Equal Employment Opportunity Commission (EEOC), Department of Fair Employment and Housing (DFEH) or similar governmental agency, (ii) waiving rights or claims that may arise after the date Employee signs this Agreement, or (iii) releasing claims for unemployment compensation benefits, workers’ compensation benefits, those claims under the Fair Labor Standards Act which cannot be waived pre-litigation without Department of Labor or court approval, health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA), or claims with regard to vested benefits under a retirement plan governed by the Employee Retirement Income Security Act (ERISA).

2

7. Employee agrees and understands as follows: it is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon Employee by the provisions of section 1542 of the California Civil Code (or any other similar state code) and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. Section 1542 provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Having been so apprised, Employee nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code section 1542 and elects to assume all risks for claims that now exist in Employee’s favor, known or unknown, that are released under this Agreement.

8. Employee acknowledges and agrees that (a) the following Sections of the Employment Agreement remain in full force and effect and will continue to bind Employee following the Termination Date in accordance with their terms: Section 3 (Competitive Activities), Section 4 (Inventions/Intellectual Property/Confidential Information), Section 6 (Turnover of Property and Documents on Termination), Section 7 (Resignation as a Director on Termination of Employment), Section 8 (Arbitration), Section 9 (Severability), Section 10 (Agreement Read and Understood), Section 11 (Complete Agreement, Modification), Section 12 (Governing Law), Section 13 (Assignability), Section 14 (Survival), and Section 15 (Notices), (b) the entirety of the Employee Confidential Information and Inventions Assignment Agreement by and between the Employee and the Company, effective March 16, 2020 shall remain in full force and effect and will continue to bind Employee following the Termination Date in accordance with its terms, and (c) Section 3.6 (Covenants) of the Severance Agreement will continue to bind Employee following the Termination Date in accordance with its term (collectively, all of the foregoing, the “Surviving Provisions”). Any disputes arising under this Agreement, under the Surviving Provisions, or otherwise arising between Employee, on the one hand, and any of the Releasees, on the other hand, shall be resolved in accordance with the dispute resolution terms provided in Section 8 of the Employment Agreement.

9. Employee acknowledges and agrees that as of Employee’s Termination Date Employee will automatically be deemed to have resigned from the Board and from any and all other positions and/or titles with the Company and agrees to execute any and all documentation the Company requests to effectuate the foregoing.

10. In the event a government agency files or pursues a charge or complaint relating to Employee’s employment with the Company and/or the disputes, Employee agrees not to accept any monetary or other benefits arising out of the charge or complaint.

11. Employee agrees that Employee will not, whether in private or in public, whether orally or in writing, directly or indirectly, in public or in private, make, publish, encourage, ratify, or authorize, or aid, assist, encourage, or direct any other person or entity in making or publishing, any statements that in any way (i) defame, malign, disparage, or impugn the character, integrity, or ethics of the Releasees (ii) portray any of the Releasees in a negative light, or (iii) damage the image or reputation of any of the Releasees. For avoidance of doubt, nothing in this Paragraph 11 shall be construed in a manner that would violate any law. The Company agrees that it will instruct its senior executives and board members not to make or publish negative or disparaging remarks that in any way relate to Employee. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.

3

12. If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application. To this end, the provisions of this Agreement are severable.

13. Employee agrees and understands that this Agreement may be treated as a complete defense to any legal, equitable, or administrative action that may be brought, instituted, or taken by Employee, or on Employee’s behalf, against the Company or the Releasees, and shall forever be a complete bar to the commencement or prosecution of any claim, demand, lawsuit, charge, or other legal proceeding of any kind against the Company and the Releasees.

14. This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and stockholders.

15. The Parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under the Agreement, that each has had an opportunity to consult with an attorney of its choice and that each enters this Agreement freely and voluntarily.

16. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by Employee and an officer of the Company. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

17. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party’s legal representative to draft any of its provisions.

18. Employee acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

4

19. The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement has been made to them and acknowledge and represent that this Agreement and the Severance Agreement contains the entire understanding between the parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced herein. The undersigned further acknowledge that the terms of this Agreement are contractual and not a mere recital.

20. Employee expressly acknowledges, understands and agrees that this Agreement includes a release covering all legal rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 626, as amended), and all other federal, state, and local laws regarding age discrimination, whether those claims are presently known to Employee or hereafter discovered. The terms and conditions of Paragraphs 20 through 22 apply to and are part of the waiver and release of ADEA claims under this Agreement. Company hereby advises Employee in writing to discuss this Agreement with an attorney before signing. Employee acknowledges the Company has provided Employee at least twenty-one (21) days within which to review and consider this Agreement before signing it. If Employee elects not to use all twenty-one (21) days, then Employee knowingly and voluntarily waives any claim that Employee was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Agreement.

21. Within three (3) calendar days of signing and dating this Agreement, Employee shall deliver the signed original of this Agreement to the General Counsel of the Company. However, the Parties acknowledge and agree that Employee may revoke this Agreement for up to seven (7) calendar days following Employee’s execution of this Agreement and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such revocation must be in writing addressed to and received by the General Counsel of the Company not later than midnight on the seventh day following execution of this Agreement by Employee. If Employee fails to timely execute this Agreement or revokes this Agreement under this Paragraph, this Agreement shall not be effective or enforceable and Employee will not receive the benefits described above, including those described in paragraph 5.

22. If Employee does not revoke this Agreement in the timeframe specified at Paragraph 21 above, the Agreement shall be effective at 12:00:01 a.m. on the eighth day after it is signed by Employee (the “Effective Date”).

23. This Agreement is intended to be exempt from the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (“Section 409A”) and will be interpreted accordingly. While it is intended that all payments and benefits provided under this Agreement to Employee or on behalf of Employee will be exempt from Section 409A, the Company makes no representation or covenant to ensure that such payments and benefits are exempt from or compliant with Section 409A. The Company will have no liability to Employee or any other party if a payment or benefit under this Agreement is challenged by any taxing authority or is ultimately determined not to be exempt from or compliant with Section 409A. Each payment made under this Agreement will be treated as a separate payment for purposes of Section 409A and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

5

24. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same Agreement.

25. This Agreement shall be construed in accordance with, and be deemed governed by the laws of the State of California, without reference to the conflict of law provisions thereof.

26. The Company executes this Agreement for itself and on behalf of all other respective Releasees.

Employee has read the foregoing Confidential Separation Agreement and General Release of All Claims, and Employee accepts and agrees to the provisions contained therein and hereby executes it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL

RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

6

Dated:	12/19/2022	/s/ Douglas Ross
Douglas Ross

Oncocyte Corporation

Dated:	12/19/2022	/s/ Andy Arno
		Name:	Andy Arno
		Title:	Chairman of the Board of Directors

Signature Page to Confidential Separation Agreement and General Release of All Claims – Douglas Ross